Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER, INC. REPORTS FISCAL 2015 SECOND-QUARTER RESULTS

CHARLOTTE, NC, February 9, 2015 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2015 second quarter ended December 31, 2014.

Fiscal Second-Quarter Highlights:

•	Net revenue increased 19% to $249.4 million from the same period last year; Supply Chain Services segment revenue rose 19% and Performance Services segment revenue increased 20%.

•	Adjusted EBITDA* increased 18% to $98.8 million from the same period last year.

•

Adjusted fully distributed net income* increased 17% to $52.1 million, or 18% to $0.36 on a fully diluted per-share basis, from the same period a year ago. GAAP net income attributable to shareholders was $9.3 million, compared with $6.4 million in the prior year.

•

At December 31, 2014, cash, cash equivalents and short- and long-term marketable securities totaled $469.5 million, and the company had access to its entire unsecured $750.0 million, five-year revolving credit facility.

•

For the first half of the fiscal year, net revenue increased 17% to $478.8 million, adjusted EBITDA rose 14% to $189.3 million, and adjusted fully distributed net income increased 12% to $99.9 million, or $0.69 per diluted share, compared with non-GAAP pro forma results for the same period a year ago. Net revenue for the six-month period increased 7% and adjusted EBITDA decreased 9% from GAAP results for the same period a year ago.

•

Based on year-to-date performance and the current outlook and assumptions for the remainder of the fiscal year, the company is increasing its fiscal full-year guidance range for consolidated net revenue and raising the low end of its consolidated adjusted EBITDA and adjusted fully distributed net income per share ranges.

* Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release. See “Reorganization and Initial Public Offering” for important information regarding non-GAAP pro forma results.

“We are very pleased to report another strong quarter in which we achieved double-digit year-over-year percentage gains in both consolidated net revenue and adjusted EBITDA, driven by robust growth in our Supply Chain Services segment and continued growth in our Performance Services segment,” said Susan DeVore, president and chief executive officer. “We believe our financial performance demonstrates the powerful leverage inherent in the diverse revenue drivers that characterize our integrated product and service offerings, enabling healthcare providers to comprehensively address the many cost, quality, safety and population health challenges facing them.”

Premier, Inc. FY’15 Q2 Results

Results of Operations for the Second Quarter of Fiscal 2015

Consolidated Second-Quarter and Year-to-Date Financial Highlights
	Three Months Ended December 31,			Six Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
								Non-GAAP pro
	Actual	Actual		Actual	Actual		Actual	forma (a)
Net Revenue:
Supply Chain Services:
Net administrative fees	$112,675	$102,130	10%	$219,198	$245,706	-11%	$219,198	$204,443	7%
Other services and support	237	173	37%	452	307	47%	452	307	47%
Services	112,912	102,303	10%	219,650	246,013	-11%	219,650	204,750	7%
Products	66,696	48,582	37%	130,260	92,330	41%	130,260	92,330	41%
Total Supply Chain Services	179,608	150,885	19%	349,910	338,343	3%	349,910	297,080	18%
Performance Services:
Services	69,837	58,024	20%	128,843	111,142	16%	128,843	111,142	16%
Total	$249,445	$208,909	19%	$478,753	$449,485	7%	$478,753	$408,222	17%

Adjusted EBITDA (b):
Supply Chain Services	$97,342	$85,119	14%	$188,610	$210,599	-10%	$188,610	$169,336	11%
Performance Services	23,189	17,731	31%	41,551	34,060	22%	41,551	34,060	22%
Total segment adjusted EBITDA	120,531	102,850	17%	230,161	244,659	-6%	230,161	203,396	13%
Corporate	(21,723)	(19,445)	12%	(40,835)	(36,920)	11%	(40,835)	(36,920)	11%
Total	$98,808	$83,405	18%	$189,326	$207,739	-9%	$189,326	$166,476	14%

Non-GAAP adjusted fully distributed net income (b)	$52,130	$44,443	17%				$99,895	$89,531	12%
Non-GAAP earnings per share on adjusted fully distributed net income - diluted (b)	$0.36	$0.31	18%				$0.69	$0.62	12%
Weighted average fully distributed shares outstanding - diluted	144,688	145,093					144,676	145,041

(a) Reflects the impact of the Company’s Reorganization on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization. The impact of the non-GAAP pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $41.3 million for the six months ended December 31, 2013. Non-GAAP Pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b) See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the fiscal second quarter ended December 31, 2014, Premier generated net revenue of $249.4 million, an increase of 19%, from net revenue of $208.9 million for the same period a year ago.

Adjusted EBITDA of $98.8 million increased 18% from $83.4 million for the same period last year. The increase was driven by revenue growth in both of the company’s business segments, and continued effective management of operating expenses.

Adjusted fully distributed net income for the fiscal second quarter rose to $52.1 million, or $0.36 per fully diluted share, from $44.4 million, or $0.31 per fully diluted share, for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all shareholders as if all Class B shareholders have converted to Class A shareholders, and reflects income taxes at an estimated effective rate of approximately 40% on 100% of pretax income.

Net income for the quarter totaled $65.8 million, compared with $51.5 million for the same quarter a year ago. In accordance with GAAP, net income attributable to shareholders of $9.3 million at December 31, 2014 requires a non-cash adjustment of $(42.3) million, and net income attributable to shareholders of $6.4 million at December 31, 2013 requires a non-cash adjustment of $(3,720) million to reflect redeemable limited partners’ capital at the appropriate redemption amount attributable to the limited partners’ Class B common unit ownership at the end of each period. On a GAAP fully diluted per-share basis, the company reported a net loss attributable to shareholders of $0.93, compared with a net loss attributable to shareholders of $114.70 a year ago. (See income statement in the tables section of this press release.)

Premier, Inc. FY’15 Q2 Results

Segment Results

Supply Chain Services

For the fiscal second quarter ended December 31, 2014, the Supply Chain Services segment generated net revenue of $179.6 million, an increase of 19%, from $150.9 million a year ago. Revenue growth was driven by very strong performances of both the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $112.7 million increased 10.3% from a year ago, reflecting the continuing impact of newer member conversion to the company’s contract portfolio, including those who have recently joined Premier, further contract penetration of the membership and the impact of increasing patient utilization. Product sales of $66.7 million increased 37% from a year ago, primarily from the ongoing expansion of member support for the company’s direct sourcing and specialty pharmacy businesses, which was further augmented in direct sourcing by purchases related to flu season and Ebola preparedness efforts, and in specialty pharmacy by new hepatitis-C therapies.

Supply Chain Services segment adjusted EBITDA of $97.3 million for the fiscal 2015 second quarter increased 14%, from $85.1 million for the same period a year ago. The increase largely reflects growth in net administrative fees revenue, as well as growth in the company’s direct sourcing activities, and continued effective management of operating expenses.

Performance Services

For the fiscal second quarter ended December 31, 2014, the Performance Services segment generated net revenue of $69.8 million, an increase of 20%, from $58.0 million for the same quarter last year. Revenue growth was driven primarily by SaaS-based (software-as-a-service) subscriptions and renewals, and includes TheraDoc and Aperek, which were acquired late in the fiscal first quarter, as well as by the company’s population health offerings, PremierConnect® Enterprise and advisory services.

Performance Services segment adjusted EBITDA was $23.2 million for the fiscal 2015 second quarter, an increase of 31% from $17.7 million for the same quarter last year. The growth in adjusted EBITDA reflects the sale of new SaaS-based and licensed informatics products, including the company’s recent TheraDoc and Aperek acquisitions, and effective management of segment operating expenses.

Results of Operations for the Six Months Ended December 31, 2014

Note: Comparisons of GAAP results are impacted by the changes associated with the Reorganization and IPO, as described below, and therefore, management believes they do not provide meaningful year-over-year comparisons. Performance Services segment results are not impacted by non-GAAP pro forma results.

The company generated net revenue of $478.8 million for the six-month period ended December 31, 2014, an increase of 17% from non-GAAP pro forma net revenue of $408.2 million in the same period last year. Adjusted EBITDA for the six-month period totaled $189.3 million, an increase of 14% from non-GAAP pro forma adjusted EBITDA of $166.5 million in the same period last year. Adjusted fully distributed net income totaled $99.9 million, or $0.69 per diluted share, compared with non-GAAP pro forma amount of $89.5 million, or $0.62 per diluted share, for the same period last year.

Premier, Inc. FY’15 Q2 Results

On a GAAP-comparison basis, net revenue of $478.8 million for the six-month period ended December 31, 2014 increased 7% from net revenue of $449.5 million for the prior year. Adjusted EBITDA of $189.3 million decreased 9% from adjusted EBITDA of $207.7 million for the prior year. Net income of $130.7 million compared with $164.0 million for the same period last year. In accordance with GAAP, net income attributable to shareholders of $18.5 million at December 31, 2014 requires a non-cash adjustment of $(424.9) million, and net income attributable to shareholders of $5.9 million at December 31, 2013, requires a non-cash adjustment of $(3,720) million to reflect redeemable limited partners’ capital at the appropriate redemption amount attributable to the limited partners’ Class B common unit ownership at the end of each period. On a fully diluted per-share basis, the company reported a net loss attributable to shareholders of $11.96 for the first six months of fiscal 2015, compared with a net loss attributable to shareholders of $195.46 for the same period a year ago. (See income statement in the tables section of this press release.)

Supply Chain Services segment net revenue for the six-month period increased 18% to $349.9 million from non-GAAP pro forma net revenue of $297.1 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 11%, to $188.6 million from non-GAAP pro forma adjusted EBITDA of $169.3 million for the same period last year.

Performance Services segment net revenue for the six-month period increased 16% to $128.8 million from $111.1 million in the same period last year. Performance Services segment adjusted EBITDA increased 22% to $41.6 million from $34.1 million the prior year.

On a GAAP-comparison basis, Supply Chain Services segment net revenue of $349.9 million increased 3% from $338.3 million for the same period a year ago. Segment adjusted EBITDA of $188.6 million decreased 10% from $210.6 million a year ago.

Cash Flows and Liquidity

Cash provided by operating activities was $153.7 million for the six-month period ended December 31, 2014, compared with $198.5 million for the same period a year ago. Operating cash flows decreased primarily due to the addition of member owner revenue share as a result of the Reorganization and IPO effective October 2013. At December 31, 2014, the company’s cash, cash equivalents, short- and long-term marketable securities totaled $469.5 million, compared with $408.7 million at December 31, 2013, and consisted of $129.6 million in cash and cash equivalents and $339.9 million in marketable securities with maturities ranging from three to 24 months.

Free cash flow for the fiscal second quarter ended December 31, 2014 was $67.1 million, compared with $45.4 million for the same period a year ago. The high level of free cash flow relative to adjusted EBITDA in the second quarter results from strong performance in the company’s Supply Chain Services segment. Prior year free cash flow of $45.4 million included distributions to member owners related to earnings generated prior to the Reorganization and IPO. The company defines free cash flow as cash provided by operating activities less distributions to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

At December 31, 2014, there was no outstanding balance on the company’s unsecured $750 million, five-year revolving credit facility.

Premier, Inc. FY’15 Q2 Results

Fiscal 2015 Outlook and Guidance

Fiscal 2015 Financial Guidance (1)

Premier, Inc. updates full-year fiscal 2015 financial guidance, as follows:
	Updated	Pro Forma	Previous
(in millions, except per share data)	FY 2015	% YoY Change	FY 2015
Net Revenue:
Supply Chain Services segment	$706.0 - $725.0	11% - 14%	$688.0 - $707.0
Performance Services segment	$268.0 - $275.0	15% - 18%	$281.0 - $288.0
Total Net Revenue	$974.0 - $1,000.0	12% - 15%	$969.0 - $995.0

Non-GAAP adjusted EBITDA	$382.0 - $390.0	9% - 11%	$379.0 - $390.0

Non-GAAP adjusted fully distributed EPS	$1.40 - $1.44	8% - 11%	$1.39 - $1.44

(1) Guidance is based on comparisons with prior-year pro forma results, which have been adjusted to reflect the impact of the company’s reorganization and IPO. The Company does not reconcile guidance for adjusted EBITDA and non-GAAP adjusted fully distributed net income per-share to net income (loss) or GAAP earnings per share because the Company does not provide guidance for reconciling items between net income (loss) and adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share. The Company is unable to provide guidance for these reconciling items since certain items that impact net income (loss) are outside of the Company’s control and cannot be reasonably predicted. Accordingly, a reconciliation to net income (loss) or GAAP earnings per share is not available without unreasonable effort.

“Our year-to-date financial results reflect the success of our differentiated business model and our multiple sources of revenue,” DeVore said. “We are raising our fiscal full-year consolidated net revenue guidance, based on these results and our current expectations of continued strong Supply Chain Services growth. Within this overall increase, we are anticipating more moderate revenue growth for Performance Services than originally anticipated, due specifically to our advisory services outlook. However, we continue to expect the remainder of our Performance Services segment to perform in line with our original outlook for the balance of the fiscal year. Our SaaS-based offerings, including PremierConnect Enterprise, are on track, with solid quarterly bookings and a full sales pipeline. We’re winning business across our PremierConnect platform and continue to sign up new members who are seeking to leverage our integrated Supply Chain Services and Performance Services offerings.

“We believe our unique business model positions Premier very well for the future,” DeVore continued. “This model, when combined with our collaborative member relationships, aligned delivery channel, market-leading data analytics platform, and strong execution, uniquely positions Premier to successfully lead the transformation to high-quality, cost-effective healthcare and deliver value for our shareholders for years to come.”

Premier is increasing its full fiscal-year 2015 financial guidance range for consolidated net revenue and raising the low end of the non-GAAP adjusted EBITDA and non-GAAP fully distributed EPS guidance ranges, based on the following key assumptions.

The company is increasing full-year revenue expectations for the Supply Chain Services segment based on continued growth in net administrative fees revenue, driven by continued contract conversions among newer members, deeper penetration of existing members’ supply spend, and increased patient utilization. The company’s expectations further assume annualized growth of 20% to 30% in the company’s direct sourcing and specialty pharmacy business, reflecting more normalized year-over-year growth in the second half of the fiscal year.

Premier, Inc. FY’15 Q2 Results

The company is reducing full-year revenue expectations for the Performance Services segment, based on the pace at which the advisory services business expects to replace revenue previously generated by the Centers for Medicare & Medicaid Services (CMS) Partnership for Patients initiative, which concluded in December 2014, as well as on management’s decision to reposition the company’s research advisory services business to better support prospective research activities and collaboratives. Performance Services revenue guidance assumes continued growth in SaaS-based product and services sales, member participation in performance improvement collaboratives and continued demand for advisory services, in addition to the continuation of historically high retention rates of Premier’s GPO and SaaS-based offerings.

Guidance assumptions do not contemplate the impact of any potential significant future acquisitions. For fiscal 2015, Premier expects capital expenditures of approximately $67.0 million and a consolidated EBITDA margin of approximately 39%.

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s Form 10-K for the year ended June 30, 2014.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, February 9, 2015, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wishing to participate in the call should dial 855.601.0048 (international callers should dial 702.495.1234) and provide the operator with conference ID number 76895275. The company encourages listeners to dial in at least five minutes before the start of the call to ensure proper connection. A replay of the conference call will be available on the investor relations page of Premier’s website.

About Premier, Inc.

Premier, Inc. (NASDAQ:PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,400 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Reorganization and Initial Public Offering

On October 1, 2013, Premier completed its IPO by issuing 32,374,751 shares of its Class A common stock, at a price of $27.00 per share, raising net proceeds of approximately $821.7 million, before expenses. In connection with the IPO, Premier completed the reorganization of the company on October 1, 2013, issuing 112.6 million shares of Class B common stock representing, at that time, 77.7% of the common stock outstanding, and corresponding Class B common units in Premier Healthcare Alliance, L.P. (Premier LP) to its member owners.

Premier, Inc. FY’15 Q2 Results

The company’s historical consolidated operating results for the six-month period do not reflect the Reorganization, the IPO and contemplated use of net proceeds from the IPO. Therefore, in addition to presenting the historical actual results, the company presents and discusses non-GAAP pro forma results, which reflect the impact of the company’s Reorganization and IPO and the contemplated use of net proceeds from the IPO, to provide a more comparable indication of future expectations.

The key non-GAAP pro forma adjustments include:

•

The reorganization, which included the formation of a C-Corporation and the sale of approximately 22.3% of the member’s partnership interests to the public through the issuance of Premier Class A common stock, with the member owners retaining their approximately 77.7% ownership interest in the form of Premier LP Class B common units and an equal number of Premier Class B common stock. As part of the quarterly exchange that occurred on October 31, 2014, the member owners exchanged approximately 3.4% of their Class B common units and associated Class B common stock. As a result, the public investors now own approximately 25.7% of the company’s stock and the member owners own approximately 74.3% as of December 31, 2014.

•	Payments to each member owner of revenue share from Premier equal to 30% of all gross administrative fees collected.
•	Payments due to member owners pursuant to the tax receivable agreement equal to 85% of the amount of cash savings, if any, in income and franchise taxes, that Premier realizes.
•	The further adjustments set forth in the notes to the supplemental non-GAAP pro forma financial information provided below.

Further details of the Reorganization and non-GAAP pro forma adjustments are in Premier’s Form 10-Q for the fiscal first quarter ended September 30, 2014, filed with the Securities and Exchange Commission (SEC) on November 12, 2014, and accessible on the SEC’s website at www.sec.gov and in the investor relations section of Premier’s website at investors.premierinc.com.

Use and Definition of Non-GAAP Measures

Premier uses adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed net income per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period that, when viewed in combination with its results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period because they remove the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operations.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income

Premier, Inc. FY’15 Q2 Results

attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on non-GAAP pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to enhance shareholder value through acquisitions, partnerships, share repurchases, debt reduction and/or dividend payments.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Fiscal 2015 Outlook and Guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential

Premier, Inc. FY’15 Q2 Results

factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” section of Premier’s Form 10-Q for the fiscal first quarter ended September 30, 2014, filed with the SEC on November 12, 2014, and also made available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Contacts
Investor relations contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’15 Q2 Results

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013 (a)
Net revenue:
Net administrative fees	$112,675	$102,130	$219,198	$245,706
Other services and support	70,074	58,197	129,295	111,449
Services	182,749	160,327	348,493	357,155
Products	66,696	48,582	130,260	92,330
Net revenue	249,445	208,909	478,753	449,485
Cost of revenue:
Services	35,276	29,017	68,040	56,505
Products	59,256	43,720	116,513	83,758
Cost of revenue	94,532	72,737	184,553	140,263
Gross profit	154,913	136,172	294,200	309,222
Operating expenses:
Selling, general and administrative	85,391	73,126	156,557	135,769
Research and development	716	1,042	1,789	1,894
Amortization of purchased intangible assets	3,141	755	4,044	1,356
Total operating expenses	89,248	74,923	162,390	139,019
Operating income	65,665	61,249	131,810	170,203
Equity in net income of unconsolidated affiliates	4,749	4,491	9,615	8,605
Interest and investment income, net	122	21	313	241
Other (expense) income, net	(458)	—	(962)	4
Other income, net	4,413	4,512	8,966	8,850
Income before income taxes	70,078	65,761	140,776	179,053
Income tax expense	4,270	14,284	10,081	15,048
Net income	65,808	51,477	130,695	164,005
Net (income) loss attributable to noncontrolling interest in S2S Global	(786)	(157)	(1,584)	53
Net income attributable to noncontrolling interest in Premier LP	(55,751)	(44,916)	(110,567)	(158,130)
Net income attributable to noncontrolling interest	(56,537)	(45,073)	(112,151)	(158,077)
Net income attributable to shareholders	9,271	6,404	18,544	5,928
Adjustment of redeemable limited partners’ capital to redemption amount	(42,250)	(3,719,812)	(424,907)	(3,719,812)
Net loss attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$(32,979)	$(3,713,408)	$(406,363)	$(3,713,884)
Weighted average shares outstanding:
Basic	35,589	32,375	33,965	19,001
Diluted	35,589	32,375	33,965	19,001
Loss per share attributable to shareholders (b):
Basic	$(0.93)	$(114.70)	$(11.96)	$(195.46)
Diluted	$(0.93)	$(114.70)	$(11.96)	$(195.46)

(a) After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. Operating results for the six months ended December 31, 2013 reflect the combined results of PHSI, the predecessor of the Company for accounting purposes, and Premier, Inc. These operating results differ significantly from subsequent periods, which reflect the impact of the Reorganization and IPO that became effective October 1, 2013.

(b) Loss per share attributable to shareholders includes an adjustment to net income attributable to shareholders of redeemable limited partners’ capital to redemption amount of $(42.3) million and $(424.9) million for the three and six months ended December 31, 2014, respectively, and $(3,720) million for the three and six months ended December 31, 2013.

Premier, Inc. FY’15 Q2 Results

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2014	June 30, 2014
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$129,616	$131,786
Marketable securities	217,773	159,820
Accounts receivable	86,787	67,577
Inventories	27,677	20,823
Prepaid expenses and other current assets	34,358	31,175
Due from related parties	1,559	1,228
Deferred tax assets	11,867	9,647
Total current assets	509,637	422,056
Property and equipment	145,430	134,551
Restricted cash	5,000	5,000
Marketable securities	122,151	248,799
Deferred tax assets	346,534	286,936
Goodwill	214,506	94,451
Intangible assets	43,761	10,855
Other assets	45,351	44,008
Total assets	$1,432,370	$1,246,656

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$29,019	$28,007
Accrued expenses	32,877	25,536
Revenue share obligations	55,580	56,531
Limited partners’ distribution payable	23,752	22,351
Accrued compensation and benefits	35,531	46,713
Deferred revenue	30,442	15,694
Current portion of tax receivable agreements	10,970	11,035
Current portion of notes payable and line of credit	18,621	17,696
Other current liabilities	3,265	319
Total current liabilities	240,057	223,882
Notes payable, less current portion	15,960	16,051
Tax receivable agreement, less current portion	231,332	181,256
Deferred compensation plan obligations	34,857	32,872
Deferred rent	16,047	15,960
Other long-term liabilities	3,865	2,272
Total liabilities	542,118	472,293

Redeemable limited partners’ capital	3,578,802	3,244,674

Stockholders’ deficit:
Series A Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 37,092,793 and 32,375,390 shares issued and outstanding at December 31, 2014 and June 30, 2014, respectively	371	324
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 107,181,272 and 112,510,905 shares issued and outstanding at December 31, 2014 and June 30, 2014, respectively	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(2,689,660)	(2,469,873)
Accumulated other comprehensive (loss) income	(40)	43
Noncontrolling interest	779	(805)
Total stockholders’ deficit	(2,688,550)	(2,470,311)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,432,370	$1,246,656

Premier, Inc. FY’15 Q2 Results

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2014	2013*
Operating activities
Net income	$130,695	$164,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,614	18,912
Equity in net income of unconsolidated affiliates	(9,615)	(8,605)
Deferred taxes	917	2,593
Stock-based compensation	13,844	6,819
Adjustment to tax receivable agreement liability	1,073	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(11,276)	(14,624)
Other assets	(3,754)	(1,751)
Inventories	(6,854)	(3,375)
Accounts payable, accrued expenses revenue share obligations and other current liabilities	11,246	34,798
Long-term liabilities	674	(321)
Other operating activities	1,151	67
Net cash provided by operating activities	153,715	198,518
Investing activities
Purchase of marketable securities	(123,536)	(231,121)
Proceeds from sale of marketable securities	190,734	37,689
Acquisition of SYMMEDRx, net of cash acquired	—	(28,688)
Acquisition of Meddius, L.L.C., net of owner receivable	—	(7,737)
Acquisition of Aperek, net of cash acquired	(47,446)	—
Acquisition of TheraDoc, net of cash acquired	(108,561)	—
Distributions received on equity investment	10,050	6,800
Purchases of property and equipment	(32,411)	(26,019)
Other investing activities	353	—
Net cash used in investing activities	(110,817)	(249,076)
Financing activities
Payments made on notes payable	(684)	(1,926)
Proceeds from S2S Global revolving line of credit	800	5,200
Payments on S2S Global revolving line of credit	(500)	—
Proceeds from senior secured line of credit	—	60,000
Payments on senior secured line of credit	—	(60,000)
Proceeds from issuance of Class A common stock in connection with the IPO, net of underwriting fees and commissions	—	821,671
Payments made in connection with the IPO	—	(2,822)
Purchase of Class B common units from member owners	—	(543,857)
Proceeds from issuance of PHSI common stock	—	300
Proceeds from notes receivable from partners	—	12,726
Proceeds from exercise of stock options	446	—
Repurchase of restricted units	(31)	(2)
Distributions to limited partners of Premier LP	(45,099)	(280,969)
Net cash (used in) provided by financing activities	(45,068)	10,321
Net decrease in cash and cash equivalents	(2,170)	(40,237)
Cash and cash equivalents at beginning of period	131,786	198,296
Cash and cash equivalents at end of period	$129,616	$158,059

* After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. The Statement of Cash Flows for the six months ended December 31, 2013 reflects the combined cash flows of PHSI, the predecessor of the Company for accounting purposes, and Premier, Inc.

Premier, Inc. FY’15 Q2 Results

Supplemental Financial Information - Reporting of Pro Forma Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014*	2013*	2014*	2013

Reconciliation of Pro Forma Net Revenue to Net Revenue:
Pro Forma Net Revenue	$249,445	$208,909	$478,753	$408,222
Pro forma adjustment for revenue share post-IPO	—	—	—	41,263
Net Revenue	$249,445	$208,909	$478,753	$449,485

Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:

Net income	$65,808	$51,477	$130,695	$164,005
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Interest and investment income, net	(122)	(21)	(313)	(241)
Income tax expense	4,270	14,284	10,081	15,048
Depreciation and amortization	11,262	9,198	21,570	17,556
Amortization of purchased intangible assets	3,141	755	4,044	1,356
EBITDA	84,359	75,693	166,077	156,461
Stock-based compensation	7,405	6,494	13,844	6,819
Acquisition related expenses	2,267	177	3,545	319
Strategic and financial restructuring expenses	1,183	1,041	1,279	2,881
Adjustment to tax receivable agreement liability	—	—	(1,073)	—
Acquisition related adjustment - deferred revenue	3,596	—	5,661	—
Other income, net	(2)	—	(7)	(4)
Adjusted EBITDA	$98,808	$83,405	$189,326	$166,476
Segment Adjusted EBITDA:
Supply Chain Services	$97,342	$85,119	$188,610	$210,599
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Supply Chain Services (including pro forma adjustment)	$97,342	$85,119	$188,610	$169,336
Performance Services	23,189	17,731	41,551	34,060
Corporate	(21,723)	(19,445)	(40,835)	(36,920)
Adjusted EBITDA	$98,808	$83,405	$189,326	$166,476
Depreciation and amortization	(11,262)	(9,198)	(21,570)	(17,556)
Amortization of purchased intangible assets	(3,141)	(755)	(4,044)	(1,356)
Stock-based compensation	(7,405)	(6,494)	(13,844)	(6,819)
Acquisition related expenses	(2,267)	(177)	(3,545)	(319)
Strategic and financial restructuring expenses	(1,183)	(1,041)	(1,279)	(2,881)
Adjustment to tax receivable agreement liability	—	—	1,073	—
Acquisition related adjustment - deferred revenue	(3,596)	—	(5,661)	—
Equity in net income of unconsolidated affiliates	(4,749)	(4,491)	(9,615)	(8,605)
Deferred compensation plan expense	460	—	969	—
	65,665	61,249	131,810	128,940
Pro forma adjustment for revenue share post-IPO	—	—	—	41,263
Operating income	$65,665	$61,249	$131,810	$170,203
Equity in net income of unconsolidated affiliates	4,749	4,491	9,615	8,605
Interest and investment income, net	122	21	313	241
Other (expense) income, net	(458)	—	(962)	4
Income before income taxes	$70,078	$65,761	$140,776	$179,053

Reconciliation of Non-GAAP Pro Forma Adjusted Fully Distributed Net Income:

Net income attributable to shareholders	$9,271	$6,404	$18,544	$5,928
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Income tax expense	4,270	14,284	10,081	15,048
Stock-based compensation	7,405	6,494	13,844	6,819
Acquisition related expenses	2,267	177	3,545	319
Strategic and financial restructuring expenses	1,183	1,041	1,279	2,881
Adjustment to tax receivable agreement liability	—	—	(1,073)	—
Acquisition related adjustment - deferred revenue	3,596	—	5,661	—
Amortization of purchased intangible assets	3,141	755	4,044	1,356
Net income attributable to noncontrolling interest in Premier LP	55,751	44,916	110,567	158,130
Non-GAAP pro forma adjusted fully distributed income before income taxes	86,884	74,071	166,492	149,218
Income tax expense on fully distributed income before income taxes	34,754	29,628	66,597	59,687
Non-GAAP Pro Forma Adjusted Fully Distributed Net Income	$52,130	$44,443	$99,895	$89,531

* Note that no pro forma adjustments were made for the three and six months ended December 31, 2014 and the three months ended December 31, 2013; as such, actual results are presented for each of these periods.

Premier, Inc. FY’15 Q2 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended December 31,
	2014	2013

Reconciliation of Non-GAAP Free Cash Flow to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$107,842	$131,726
Purchases of property and equipment	(18,051)	(13,720)
Distributions to limited partners	(22,691)	(72,645)
Non-GAAP free cash flow	$67,100	$45,361

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share Reconciliation of Selected Non-GAAP Measures to GAAP Measures (Unaudited) (In thousands, except per share data)
	Three Months Ended December 31,		Six Months Ended December 31,
	2014*	2013*	2014*	2013

Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net loss attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$(32,979)	$(3,713,408)	$(406,363)	$(3,713,884)
Adjustment of redeemable limited partners’ capital to redemption amount	42,250	3,719,812	424,907	3,719,812
Net income attributable to shareholders	9,271	6,404	18,544	5,928
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Income tax expense	4,270	14,284	10,081	15,048
Stock-based compensation	7,405	6,494	13,844	6,819
Acquisition related expenses	2,267	177	3,545	319
Strategic and financial restructuring expenses	1,183	1,041	1,279	2,881
Adjustment to tax receivable agreement liability	—	—	(1,073)	—
Acquisition related adjustment - deferred revenue	3,596	—	5,661	—
Amortization of purchased intangible assets	3,141	755	4,044	1,356
Net income attributable to noncontrolling interest in Premier LP	55,751	44,916	110,567	158,130
Non-GAAP pro forma adjusted fully distributed income before income taxes	86,884	74,071	166,492	149,218
Income tax expense on fully distributed income before income taxes	34,754	29,628	66,597	59,687
Non-GAAP pro forma adjusted fully distributed net income	$52,130	$44,443	$99,895	$89,531

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Net Income
Weighted Average:
Common shares used for basic and diluted earnings per share	35,589	32,375	33,965	19,001
Potentially dilutive shares	948	110	785	58
Class A common shares outstanding	-	-	-	13,374
Conversion of Class B common units	108,674	112,608	110,396	112,608
Weighted average fully distributed shares outstanding - diluted	145,211	145,093	145,146	145,041

Reconciliation of GAAP EPS to Adjusted Fully Distributed EPS
GAAP loss per share	$(0.93)	$(114.70)	$(11.96)	$(195.46)
Impact of adjustment of redeemable limited partners’ capital to redemption amount	$1.19	$114.90	$12.51	$195.77
Impact of additions:
Pro forma adjustment for revenue share post-IPO	$-	$-	$-	$(2.17)
Income tax expense	$0.12	$0.44	$0.30	$0.79
Stock-based compensation	$0.21	$0.20	$0.41	$0.36
Acquisition related expenses	$0.06	$0.01	$0.10	$0.02
Strategic and financial restructuring expenses	$0.03	$0.03	$0.04	$0.15
Adjustment to tax receivable agreement liability	$-	$-	$(0.03)	$-
Acquisition related adjustment - deferred revenue	$0.10	$-	$0.17	$-
Amortization of purchased intangible assets	$0.09	$0.02	$0.12	$0.07
Net income attributable to noncontrolling interest in Premier LP	$1.57	$1.39	$3.25	$8.32
Impact of corporation taxes	$(0.98)	$(0.92)	$(1.96)	$(3.14)
Impact of increased share count	$(1.10)	$(1.07)	$(2.26)	$(4.09)
Non-GAAP earnings per share on adjusted fully distributed net income - diluted	$0.36	$0.31	$0.69	$0.62

* Note that no pro forma adjustments were made for the three and six months ended December 31, 2014 and the three months ended December 31, 2013; as such, actual results are presented for each of these periods.

# # #